UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2022

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 31, 2022, iBio, Inc. (the “Company”) reconvened it 2021 Annual Meeting of Stockholders (the “Annual Meeting”), which had previously been adjourned on December 9, 2021 and again on December 22, 2021 to allow more stockholders to consider and vote on: (i) Proposal 4–Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), at a ratio of one (1) share of Common Stock for every ten (10) shares of Common Stock (the “Reverse Stock Split”), and (ii) Proposal 5–Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of the Company’s Common Stock from 275,000,000 to 55,000,000. Based on the tabulation of votes, Proposals 4 and 5 did not receive the requisite votes and did not pass. The final results received by the Company for Proposals 4 and 5 are set forth below.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2021, the Company’s stockholders voted at the Annual Meeting held on December 9, 2021 to approve Proposal 1 (Director Election Proposal), Proposal 2 (Auditor Ratification Proposal), Proposal 3 (Say-on Pay Proposal) and 6 (the Adjournment Proposal).  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed with the Commission on October 26, 2021.

Proposal 4–Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), at a ratio of one (1) share of Common Stock for every ten (10) shares of Common Stock (the “Reverse Stock Split”)

Based on the tabulation of votes, Proposal 4 did not receive the requisite votes and did not pass. The results of the voting for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,131,647	14,381,107	1,467,944	0

Proposal 5–Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of the Company’s Common Stock from 275,000,000 to 55,000,000

Based on the tabulation of votes, Proposal 5 did not receive the requisite votes and did not pass. The results of the voting for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,855,714	41,924,628	2,200,356	0

Although approximately 65% of the shares voted (including abstentions and withheld votes) were voted in favor of Proposal 4 and approximately 68% of the shares voted (including abstentions and withheld votes) were voted in favor of Proposal 5, the Company did not have the requisite stockholder votes to approve the proposals. The Company plans to continue to work on solutions to overcome structural impediments to implementation of the will of its stockholders.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2022	IBIO, INC.

	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer